EXHIBIT 10.14

WAXESS RESEARCH & DEVELOPMENT, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

This RESTRICTED STOCK PURCHASE AGREEMENT. dated as of April 15, 2011 (the “Agreement”) is entered into by and between Waxess USA. Inc_ (“PURCHASER”) and Waxess Research & Development. Inc., a California corporation (“SELLER”).

WITNESSETH

A.           WHEREAS, this Agreement is being entered into to provide for the initial capitalization of the SELLER.

B.           WHEREAS, SELLER desires to issue and the PURCHASER desires to purchase Common Stock of SELLER (the “Shares”) on the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE. in consideration of the recitals, covenants, conditions, and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. the parties hereto agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1           Sale of the Shares.  Upon the execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations. warranties and agreements herein contained. SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Shares.

1.2           Instruments of Conveyance and Transfer.  This Agreement shall evidence conveyance and transfer of the Shares, however, upon request, SELLER shall deliver a certificate or certificates representing the Shares to PURCHASER as shall be effective to vest in PURCHASER all right, title and interest in and to all of the securities underlying the Shares, and PURCHASER shall acknowledge receipt of such certificate or certificates.

1.3           Number of Shares. Consideration and Payment.  In consideration for Forty Nine (49) Shares, PURCHASER shall pay SELLER Fourteen Thousand Six Hundred Ninety Six Dollars ($14.696.00) (the “Purchase Price”) whereupon receipt of the Purchase Price, this Agreement fully executed and any other approvals required the purchase shall be complete (the “Closing”).

ARTICLE 2

REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1           The SELLER hereby represents and warrants that:

(a)
It shall transfer title, in and to the Shares, to the PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, except as set forth in Paragraph 2.2 herein.

2.2           Upon request, or as soon as practicable thereafter. the SELLER shall deliver to the PURCHASER certificates representing the securities underlying the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide, in substantial form, as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. AND MAY NOT BE OFFERED. SOLD. TRANSFERRED. PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE. TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES.)

2.3           The PURCHASER hereby represents and warrants that:

(a)
PURCHASER has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground. among others. that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act and/or Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority.  PURCHASER understands that the Company is relying in part on PURCHASER’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if. notwithstanding PURCHASER’s representations.  PURCHASER has in mind merely acquiring Shares for resale on the occurrence or nonoccurrence of some predetermined event.  PURCHASER has no such intention.

(b)
PURCHASER acknowledges that the securities underlying the Shares will be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”)), that the securities underlying the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the securities underlying the Shares cannot be sold for a period of one year, notwithstanding other restrictions that apply to the Shares as more fully set forth in this Agreement. from the date of issuance unless registered with the SEC and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from the SELLER and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(c)
The PURCHASER has the full right. power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein.  This Agreement constitutes the legal, valid and binding obligation of PURCHASER.

(d)
The PURCHASER acknowledges that investment in the Shares involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time.  PURCHASER further represents that he or she:

(1)
has adequate means of providing for his or her current needs and possible personal contingencies, has no need for liquidity in his or her investment in the Shares. is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and, at the present time, can afford a complete loss of his investment;

(2)
does not have an overall commitment to investments which are not readily marketable that is disproportionate to his or her net worth. and that his or her investment in the Shares will not cause such overall commitment to become excessive;

(3)
is acquiring the Shares for his or her own account. for investment purposes only and not with a view toward resale, assignment or distribution thereof, and no other person has a direct or indirect, beneficial interest, in whole or in part, in such Shares;

(4)	has such knowledge and experience in financial, tax and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares; and

(5)
has been given the opportunity to ask questions of and to receive answers from persons acting on each of the SELLERS’ behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which each of the SELLERS possess or can acquire without unreasonable effort or expense. As a result, PURCHASER has available sufficient information concerning the affairs of the SELLER and has been able to evaluate the merits and risks of the investment in the Shares.

ARTICLE 3

TERMINATION, AMENDMENT AND WAIVER

3.1           Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price at the sole and absolute discretion of the SELLER.

3.2           Waiver and Amendment.  Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party’s right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision. covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term. provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it he in writing and signed by all parties hereto.

ARTICLE 4

MISCELLANEOUS

4.1           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby. and supersedes all prior agreements. arrangements and understandings related to the subject matter hereof. No understanding. promise, inducement. statement of intention, representation, warranty. covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation. warranty. covenant or condition not so set forth.

4.2           Notices.  All notices provided for in this Agreement shall he in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas). return receipt requested, or by telex. facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication. or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail. return receipt requested. shall be deemed to have been received on the third business day after the date of mailing. Notices shall he sent to the addresses set forth opposite to each parties’ signature below.

4.3           Arbitration.  If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, then either party may. by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within Thirty (30) days after such notice is given. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the State of Washington for this purpose.  Any arbitration undertaken pursuant to the terms of this section shall occur in a venue determined by the SELLER.

4.4           Choice of Law and Venue.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance. and enforcement and without giving effect to the principles of conflict of laws.  Any action brought by any party hereto shall be brought in a venue determined by the Corporation.

4.5           Jurisdiction.  The parties submit to the jurisdiction of the Courts of the State of California, Orange County, or a Federal Court empaneled in the State of California, Central District, for the resolution of all legal disputes arising under the terms of this Agreement. including. but not limited to, enforcement of any arbitration award.

4.6           Counterparts.  This Agreement may be executed electronically or via facsimile and in one or more counterparts. each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.7           Attorneys’ Fees.  Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

4.8           Taxes.  Any income taxes required to be paid in connection with the Closing hereunder, shall be borne by the party required to make such payment.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement as of the day and year first above written.

SELLER	PURCHASER
Waxess Research & Development, Inc.
Signature: /s/ Hidekazu Nakama
Print Name: Hidekazu Nakama
Title: CEO/President
Date:     4/16/11

Address for notices:
1401 Dove Street, Suite 220
Newport Beach, CA  92660

Waxess USA, Inc.
Signature: /s/ Jerome Kaiser
Print Name: Jerome Kaiser
Title: Chief Financial Officer
Date:     4/16/11

Address for notices:
1401 Dove Street, Suite 220
Newport Beach, CA  92660
Federal Tax ID: 51-0667582